Exhibit 99.1

           CERTAIN PENDING LITIGATION MATTERS AND RECENT DEVELOPMENTS

As described in Note 5 ("Note 5") to the Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q, there are legal proceedings covering a wide range of matters pending in various U.S. and foreign jurisdictions against the Company, its subsidiaries and affiliates, including PM Inc. and PMI, and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases alleging personal injury and purporting to be brought on behalf of a class of individual plaintiffs, (iii) health care cost recovery cases brought by governmental and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, and (iv) other tobacco-related litigation, including suits by former asbestos manufacturers seeking contribution or reimbursement for amounts expended in connection with the defense and payment of asbestos claims that were allegedly caused in whole or in part by cigarette smoking. Governmental plaintiffs in the health care cost recovery actions include the federal government, various cities and counties in the United States and certain foreign governmental entities. Non-governmental plaintiffs in these cases include union health and welfare trust funds ("unions"), native American tribes, insurers and self-insurers, taxpayers and others.

The following lists the pending claims included in the latter three of these categories and certain other pending claims. Certain developments in these cases since July 1, 1999, are also described.

                          SMOKING AND HEALTH LITIGATION

The following lists the smoking and health class actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates, including PMI, as of November 1, 1999, and describes certain developments in these cases since July 1, 1999.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Dade County, Florida, filed May 5, 1994. In July 1999, the jury returned a verdict in favor of plaintiffs in Phase One of the trial. Phase Two of the trial commenced on November 1, 1999. (For a more detailed discussion of the Phase One verdict and certain other recent developments in this case, see Note 5.)

Norton, et al. v. RJR Nabisco Holdings Corporation, et al., Superior Court, Madison County, Indiana, filed May 3, 1996.

Richardson, et al. v. Philip Morris Incorporated, et al., Circuit Court, Baltimore City, Maryland, filed May 24, 1996.

Scott, et al. v. The American Tobacco Company, et al., District Court, Orleans Parish, Louisiana, filed May 24, 1996. In September 1999, the court denied defendants' motion to modify the class definition. In addition, the court granted plaintiffs' motion for separate trials on the issues of liability and causation from issues of remedies and damages.

Frosina, et al. v. Philip Morris Incorporated, et al., Supreme Court, New York County, New York, filed June 19, 1996. In October 1999, the New York Court of Appeals affirmed the Appellate Division's decision decertifying this purported class action.

Reed, et al. v. Philip Morris Incorporated, et al., Superior Court, District of Columbia, filed June 21, 1996. In July 1999, the court denied plaintiff's second motion for class certification.

Lyons, et al. v. The American Tobacco Company, et al., United States District Court, Southern District, Alabama, filed August 8, 1996.

Thompson, et al. v. The American Tobacco Company, Inc., et al., United States District Court, Minnesota, filed September 4, 1996.

Perry/Champion, et al. v. American Tobacco Co., Inc., et al., Circuit Court for Coffee County, Tennessee, at Manchester, filed September 6, 1996.

Connor, et al. v. The American Tobacco Company, et al., Second Judicial District Court, Bernalillo County, New Mexico, filed October 10, 1996.

Hansen, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, Arkansas, filed November 4, 1996. In July 1999, the court denied plaintiffs' motion for class certification. The United States Court of Appeals for the Eighth Circuit has declined review of the trial court's ruling.

McCune, et al. v. The American Tobacco Company, et al., Circuit Court of Kanawha County, West Virginia, filed January 31, 1997.

Muncy (formerly Ingle and formerly Woods), et al. v. Philip Morris Incorporated, et al., Circuit Court, McDowell County, West Virginia, filed February 4, 1997.

Peterson, et al. v. The American Tobacco Company, et al., Circuit Court, First Circuit, Hawaii, filed February 6, 1997.

Walls, et al. v. The American Tobacco Company, et al., United States District Court, Northern District, Oklahoma, filed February 6, 1997.

Selcer, et al. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Nevada, filed March 3, 1997.

Geiger, et al. v. The American Tobacco Company, et al., Supreme Court, Queens County, New York, filed April 30, 1997. In October 1999, plaintiffs appealed the trial court's refusal to certify the class.

Cole, et al. v. The Tobacco Institute, Inc., et al., United States District Court, Eastern District, Texas, Texarkana Division, filed May 5, 1997.

Cosentino, et al. v. Philip Morris Incorporated, et al., Superior Court, Middlesex County, New Jersey, filed May 21, 1997. In July 1999, the New Jersey Supreme Court denied plaintiffs' motion for leave to appeal the trial court's decision denying class certification.

Clay, et al. v. The American Tobacco Company, Inc., et al., United States District Court, Southern District, Illinois, Benton Division, filed May 22, 1997. In August 1999, the court granted plaintiffs' motion to voluntarily dismiss the case.

Anderson, et al. v. The American Tobacco Company, Inc., et al., United States District Court, Eastern District, Tennessee, filed May 23, 1997.

Taylor, et al. v. The American Tobacco Company, Inc., et al., Circuit Court, Wayne County, Michigan, filed May 23, 1997.

Kirstein (formerly Enright), et al. v. The American Tobacco Company, Inc., et al., Superior Court, Middlesex County, New Jersey, filed May 28, 1997. In July 1999, the New Jersey Supreme Court denied plaintiffs' motion for leave to appeal the trial court's decision denying class certification.

Tepper, et al. v. Philip Morris Incorporated, et al., Superior Court, Middlesex County, New Jersey, filed May 28, 1997. In July 1999, the New Jersey Supreme Court denied plaintiffs' motion for leave to appeal the trial court's decision denying class certification.

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997.

Lippincott, et al. v. The American Tobacco Company, Inc., et al., Superior Court, Middlesex County, New Jersey, filed June 13, 1997. In July 1999, the New Jersey Supreme Court denied plaintiffs' motion for leave to appeal the trial court's decision denying class certification.

Brammer, et al. v. R.J. Reynolds Tobacco Company, et al., United States District Court, Southern District, Iowa, filed June 20, 1997.

Daley, et al. v. American Brands, Inc., et al., United States District Court, Northern District, Illinois, filed July 7, 1997.

Piscitello, et al. v. Philip Morris Incorporated, et al., Superior Court, Middlesex County, New Jersey, filed July 28, 1997. In July 1999, the New Jersey Supreme Court denied plaintiffs' motion for leave to appeal the trial court's decision denying class certification.

Bush, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, Texas, filed September 10, 1997.

Nwanze, et al. v. Philip Morris Companies Inc., et al., United States District Court, Southern District, New York, filed September 29, 1997.

Badillo, et al. v. The American Tobacco Company, et al., United States District Court, Nevada, filed October 8, 1997.

Newborn, et al. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, Western District, Tennessee, filed October 9, 1997. In September 1999, the court dismissed the complaint with prejudice for plaintiffs' failure to prosecute.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, State of Louisiana, filed November 12, 1997.

Aksamit, et al. v. Brown & Williamson Tobacco Corporation, et al., United States District Court, South Carolina, filed November 20, 1997.

Jackson, et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, Utah, filed February 13, 1998.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Basik (formerly Mendys), et al. v. Lorillard Tobacco Company, et al., Circuit Court of Cook County, Illinois, filed March 17, 1998.

Daniels, et al. v. Philip Morris Companies Inc., et al., Superior Court, San Diego County, California, filed April 2, 1998.

Christensen, et al. v. Philip Morris Companies Inc., et al., United States District Court, Nevada, filed April 3, 1998.

Avallone, et al. v. The American Tobacco Company, Inc., et al., New Jersey Superior Court, Atlantic County Law Division, filed April 23, 1998.

Cleary, et al. v. PM Inc., et al., Circuit Court, Cook County Illinois, County Law Department, Law Division, filed June 3, 1998.

Creekmore, et al. v. Brown & Williamson, et al., Superior Court of Bucombe County, North Carolina, filed July 31, 1998.

Jimenez, et al. v. Brown & Williamson Tobacco Corporation, et al., Second Judicial District Court, County of Bernalillo, New Mexico, filed August 20, 1998.

Smokers for Fairness, LLC et al. v. The State of California, et al., Los Angeles, Superior Court, California, filed September 25, 1998. In June 1999, plaintiffs voluntarily dismissed this case without prejudice.

Sweeney, et al. v. The American Tobacco Company, et al., United States District Court, Western District, Pennsylvania, filed October 15, 1998.

Brown, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District of Pennsylvania, filed October 16, 1998. Plaintiffs allege that tobacco companies' "discriminatory targeting of menthol tobacco product sales to Black Americans" violates federal civil rights statutes. In September 1999, the court granted defendants' motion to dismiss the case. In October 1999, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit.

Gatlin, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District of Missouri, filed December 21, 1998.

Jones, et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Tobacco Consumers' Group Number 3 v. R. J. Reynolds Tobacco Company, et al., United States District Court, Massachusetts, filed March 24, 1999.

Simon, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District of New York, filed April 9, 1999.

Julian, et al., v. Philip Morris Companies Inc., Circuit Court for Montgomery County, Alabama, filed April 14, 1999.

Shortino, et al. v. Philip Morris Incorporated, et al., Superior Court of New Jersey, Law Division, Middlesex County, filed August 30, 1999. This putative class action is brought on behalf of New Jersey consumers who purchased and smoked cigarettes manufactured by Philip Morris and are asymptomatic of tobacco-related disease. The case was removed to the United States District Court for the District of New Jersey on October 28, 1999.

Catherine Marrone, et al. v. Philip Morris Companies, Inc. and Philip Morris Incorporated, Court of Common Pleas in Medina County, Ohio, filed November 8, 1999. This putative class action is brought on behalf of all residents of Ohio who purchased and consumed Virginia Slims Lights cigarettes and who do not have a claim for personal injury resulting from the purchase or consumption of cigarettes.

International Cases

Caputo (formerly LeTourneau) v. Imperial Tobacco Limited, et al., Ontario Court of Justice, Toronto, Canada, filed January 13, 1995.

The Smoker Health Defense Association, et al. v. Souza Cruz, S.A. and Philip Morris Marketing, S.A., 19th Lower Civil Court of the Central Courts of the Judiciary District of Sao Paulo, Brazil, filed July 25, 1995.

DaSilva, et al. v. Nigerian Tobacco Company, et al., High Court of Lagos State, Nigeria, filed September 8, 1997.

National Association for Assistance to Consumers and Workers v. Souza Cruz S.A. and Philip Morris Brasil S.A., The Fifth Court of Bankruptcies and Reorganizations of the Capital District of the State of Rio de Janeiro, Brazil, filed March 16, 1998.

Fortin, et al. v. Imperial Tobacco Ltd., et al., Quebec Superior Court, Canada, filed on or about September 11, 1998.

Conseil Quebecois sur le Tabac v. RJR-Macdonald Inc., et al., Quebec Superior Court, Canada, filed November 20, 1998.

Associacao Cearense' de Defesa da Saude do Fumante e Ex-Fumante (ACEDESFE) v. Philip Morris Brazil, S.A., et al., Third Civil Court of the State of Ceara, Forteleza, Brazil, filed April 12, 1999.

Nixon v. Philip Morris (Australia) Limited, et al., Federal Court, New South Wales Registry, filed April 16, 1999.

Yabin Galidi, et al. v. Dubek Ltd., et al., Tel Aviv-Yaffo Region Court, Israel, filed (but not officially served) July 12, 1999.

                      HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM Inc. and, in some cases, the Company and/or its other subsidiaries and affiliates as of November 1, 1999, and describes certain developments in these cases since July 1, 1999. As discussed in Note 5, in 1998 PM Inc. and certain other United States tobacco product manufacturers entered into a Master Settlement Agreement (the "MSA") settling the health care cost recovery claims of 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern Marianas. Settlement agreements settling similar claims had previously been entered into with the states of Mississippi, Florida, Texas and Minnesota. Exhibit 99.2 hereto sets forth the status of judicial approval of the MSA in each of the respective settling jurisdictions. The Company believes that the claims in the city/county, taxpayer and certain of the other health care cost recovery actions listed below are released in whole or in part by the MSA or that recovery in any such actions should be subject to the offset provisions of the MSA.

City/County Cases

City and County of San Francisco, et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, California, filed June 6, 1996.

People of the State of California v. Philip Morris Incorporated, et al., Superior Court, San Francisco County, California, filed September 5, 1996. In June 1999, plaintiffs voluntarily dismissed their case with prejudice pursuant to the MSA.

City of New York, et al. v. The Tobacco Institute, et al., Supreme Court, New York County, New York, filed October 17, 1996. Pursuant to the MSA, plaintiffs, New York City and the Health and Hospitals Corporation, have agreed to execute a release against all defendants and others, including PM Inc., and to sign a stipulation dismissing this action with prejudice.

County of Erie v. The Tobacco Institute, Inc., et al., Supreme Court, Erie County, New York, filed January 14, 1997. Pursuant to the MSA, plaintiff, Erie County, has agreed to execute a release against all defendants and others, including PM Inc., and to sign a stipulation dismissing this action with prejudice.

County of Cook v. Philip Morris, Incorporated, et al., Circuit Court, Cook County, Illinois, filed April 18, 1997. In September 1999, the judge granted in part and denied in part defendants' motion to dismiss the complaint. Dismissed were plaintiff's claims for intentional/negligent breach of special and general duty, performance of another's duty to the public, public nuisance and unjust enrichment/restitution. The counts remaining are for various violations of the Illinois Consumer Fraud Act, violations of the Illinois Antitrust Act, negligence per se and conspiracy.

City of Birmingham, Alabama and the Greene County Racing Commission v. The American Tobacco Company, et al., United States District Court for the Northern District of Alabama, filed May 28, 1997. In October 1999, plaintiffs dismissed their appeal with prejudice.

City of St. Louis v. American Tobacco, et al., Circuit Court for the City of St. Louis, filed November 23, 1998.

County of St. Louis v. American Tobacco, et al., United States District Court, Eastern District of Missouri, filed December 3, 1998.

Craig J. Wedde v. Valley Warehousing, Inc., et al., Circuit Court Fond Du Lac County, Wisconsin, filed April 7, 1999.

Department of Justice Case

The United States of America v. Philip Morris, Inc., et al., United States District Court, Washington, DC, filed September 22, 1999. See Note 5 for a discussion of this case.

International Cases

Republic of the Marshall Islands v. The American Tobacco Company, et al., High Court, Republic of the Marshall Islands, filed October 20, 1997. In July 1999, the court denied defendants' motion to dismiss. Trial of this case is scheduled to begin in October 2000.

The Republic of Panama v. The American Tobacco Company, Inc., et al., District Court of Orleans Parish, Louisiana, filed September 11, 1998.

Kupat Holim Clalit v. Philip Morris, Inc., et al., Jerusalem District Court, Israel, filed September 28, 1998.

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed November 12, 1998. This lawsuit relies heavily upon recently enacted legislation in British Columbia which is being challenged. An agreement has been reached with the government in British Columbia that these separate constitutional challenges will be litigated prior to the health care cost recovery action. These constitutional challenges were heard by the British Columbia court in October 1999.

The Caisse Primaire d'Assurance Maladie of Saint-Nazaires v. SEITA, et al., Civil Court of Saint-Nazaires, France, filed June 1999.

The State of Rio de Janeiro of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., District Court of Angelina County, Texas, filed July 12, 1999.

The State of Goias, Brazil v. Philip Morris Companies, Inc., et al., Circuit Court of the Eleventh Judicial Circuit, Dade County, Florida, filed October 18, 1999.

In re Tobacco/Governmental Health Care Costs Litigation (MDL No. 1279), United States District Court, District of Columbia, consolidated June 1999. The cases previously filed by the Republics of Guatemala, Nicaragua, Bolivia and Venezuela have been consolidated into this action.

Union Cases

Stationary Engineers Local 39 Health and Welfare Trust Fund v. Philip Morris, Inc., et al., United States District Court, Northern District, California, filed April 25, 1997. In August 1999, the court dismissed the action without prejudice. Plaintiff has appealed the dismissal and several interlocutory orders of the court to the United States Court of Appeals for the Ninth Circuit.

Iron Workers Local Union No. 17 Insurance Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Northern District, Ohio, Eastern Division, filed May 20, 1997. In March 1999, a jury returned a verdict in favor of defendants on all counts. Plaintiffs appealed the court's denial of their motion for a new trial and, in October 1999, voluntarily withdrew the appeal.

Northwest Laborers-Employers Health and Security Trust Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Washington, filed May 21, 1997. In July 1999, the court entered judgment for defendants finding, inter alia, that "[p]roximate cause is missing as to all claims." Plaintiffs have appealed the judgment of dismissal to the United States Court of Appeals for the Ninth Circuit, and requested that the issues on appeal be certified to the Washington Supreme Court.

Central Laborers Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court for the Third Judicial Circuit, Madison County, Illinois, filed May 30, 1997.

Massachusetts Laborers Health and Welfare Fund v. Philip Morris, Inc., et al., United States District Court, Massachusetts, filed June 2, 1997. In August 1999, the court granted defendants' motion to dismiss as to all counts except one, ruling that plaintiffs can only proceed on that claim on the basis of subrogation.

Hawaii Health and Welfare Trust Fund for Operating Engineers v. Philip Morris, Inc., et al., United States District Court, Hawaii, filed June 13, 1997. Plaintiff has appealed the court's dismissal of its action to the United States Court of Appeals for the Ninth Circuit.

Laborers Local 17 Health and Benefit Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Southern District, New York, filed June 19, 1997/United Federation of Teachers Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Southern District, New York, filed June 25, 1997. This case has been consolidated with the Laborers Local 17 and Benefit Fund case referred to above. Earlier this year, the United States Court of Appeals for the Second Circuit reversed the district court's order denying defendants' motion to dismiss on remoteness grounds. The Court of Appeals remanded the case to the district court with instructions to dismiss the complaint. In August 1999, the Court of Appeals denied plaintiffs' request for rehearing en banc. In November 1999, plaintiffs filed a petition for a writ of certiorari to the United States Supreme Court.

Ark-La-Miss Laborers Welfare Fund, et al. v. Philip Morris, Inc. et al., United States District Court for the Eastern District of Louisiana, filed June 20, 1997.

Kentucky Laborers District Council Health and Welfare Trust Fund, et al. v. Hill & Knowlton, Inc., et al., United States District Court, Western District, Kentucky, Louisville Division, filed June 20, 1997. In October 1999, the plaintiff voluntarily dismissed the case without prejudice.

Oregon Laborers Employers Health and Welfare Trust Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Oregon, filed June 20, 1997. In July 1999, the United States Court of Appeals for the Ninth Circuit affirmed the trial court's dismissal of this suit. Plaintiff has filed a petition for a writ of certiorari to the United States Supreme Court.

Laborers and Operating Engineers Utility Agreement Health and Welfare Trust Fund for Arizona v. Philip Morris Incorporated, et al., United States District Court, Arizona, filed July 7, 1997. Plaintiffs have appealed the court's decision to grant defendants' motion to dismiss to the United States Court of Appeals for the Ninth Circuit.

Rhode Island Laborers Health and Welfare Fund v. Philip Morris Incorporated, et al., United States District Court, Rhode Island, filed July 20, 1997. In August 1999, the Magistrate issued a report and recommendation dismissing the entire complaint, citing grounds of remoteness with respect to the injunctive claims and lack of standing with respect to the RICO and antitrust claims.

Eastern States Health and Welfare Fund, et al. v. Philip Morris, Inc., et al., Supreme Court, State of New York, County of New York, filed July 28, 1997.

Asbestos Workers Local 53 Health and Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District, Louisiana, filed August 15, 1997.

Steamfitters Local Union No. 420 Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District, Pennsylvania, filed August 21, 1997. The United States Court of Appeals for the Third Circuit affirmed the trial court's dismissal of this suit and in September 1999 plaintiffs filed a petition for a writ of certiorari to the United States Supreme Court.

Construction Laborers of Greater St. Louis Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court for the City of St. Louis, Missouri, filed September 2, 1997.

The Arkansas Carpenters Health & Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District, Arkansas, filed September 4, 1997. In September 1999, the court granted defendants' motion to dismiss, ruling that plaintiff "is too far removed from the challenged harmful conduct to succeed on any of the several claims." Plaintiffs have appealed to the United States Court of Appeals for the Eighth Circuit.

West Virginia--Ohio Valley Area International Brotherhood of Electrical Workers Welfare Fund v. The American Tobacco Company, et al., United States District Court, Southern District, West Virginia, filed September 11, 1997. In August 1999, the court granted plaintiff's motion to dismiss the case without prejudice subject to two terms: (1) plaintiff cannot oppose defendants' use of discovery and research materials in any refiled action and (2) plaintiff cannot assert any claim in a refiled action that is based on alleged injury to the Fund's individual members.

Teamsters Union No. 142 Health and Welfare Trust Fund and Sheet Metal Workers Local Union No. 20 Welfare and Benefit Fund v. Philip Morris Incorporated, et al., Circuit Court of St. Joseph County, Indiana, filed September 12, 1997.

Operating Engineers Local 12 Health and Welfare Trust Fund, et al. v. American Tobacco, Inc., et al., Superior Court of the State of California, County of San Diego, filed September 17, 1997.

Puerto Rican ILGWU Health & Welfare Fund, et al. v. Philip Morris Inc., et al., Supreme Court, State of New York, County of New York, filed September 17, 1997.

New Mexico and West Texas Multi-Craft Health and Welfare Trust Fund, et al. v. Philip Morris, Inc., et al., Second Judicial District Court, Bernalillo County, New Mexico, filed October 10, 1997. The court granted defendants' motion to dismiss in December 1998. Plaintiffs have appealed dismissal of only their antitrust and state law consumer protection claims to the New Mexico Court of Appeals.

Central States Joint Board v. Philip Morris, Inc., et al., United States District Court, Northern District, Illinois, filed October 20, 1997. Plaintiffs appealed the dismissal of the case to the United States Court of Appeals for the Seventh Circuit.

International Brotherhood of Teamsters, Local 734 v. Philip Morris, Inc., et al., United States District Court, Northern District, Illinois, filed October 20, 1997. Plaintiffs appealed the court's decision to grant defendants' motion to dismiss to the United States Court of Appeals for the Seventh Circuit.

Texas Carpenters Health Benefit Fund, et al. v. Philip Morris, Inc., et al., United States District Court, Eastern District, Texas, Beaumont Division, filed October 31, 1997. Plaintiffs have appealed the dismissal of the case to the United States Court of Appeals for the Fifth Circuit.

United Food and Commercial Workers Unions and Employers Health and Welfare Fund
v. Philip Morris, Inc., et al., United States District Court, Northern District, Alabama, filed November 13, 1997. In August 1999, the court granted defendants' motion to dismiss. Plaintiff has appealed to the United States Court of Appeals for the Eleventh Circuit.

Screen Actors Guild, et al. v. Philip Morris, Inc., et al., Los Angeles Superior Court, California, filed November 20, 1997. In August 1999, this case was voluntarily dismissed without prejudice.

IBEW Local 25 Health and Benefit Fund v. Philip Morris, Inc., et al., Supreme Court, State of New York, County of New York, filed November 25, 1997.

IBEW Local 363 Welfare Fund v. Philip Morris, Inc., et al., Supreme Court, State of New York, County of New York, filed November 25, 1997.

Local 138, 138A and 138B International Union of Operating Engineers Welfare Fund
v. Philip Morris, Inc., et al., Supreme Court, State of New York, County of New York, filed November 25, 1997.

Local 840, International Brotherhood of Teamsters Health and Insurance Fund v. Philip Morris, Inc., et al., Supreme Court, State of New York, County of New York, filed November 25, 1997.

Long Island Regional Council of Carpenters Welfare Fund v. Philip Morris, Inc., Supreme Court, State of New York, County of New York, filed November 25, 1997.

Day Care Council - Local 205 D.C. 1707 Welfare Fund v. Philip Morris, Inc., et al., Supreme Court, State of New York, County of New York, filed December 8, 1997.

Local 1199 Home Care Industry Benefit Fund v. Philip Morris, Inc., et al., Supreme Court, State of New York, County of New York, filed December 8, 1997.

Local 1199 National Benefit Fund for Health and Human Services Employees v. Philip Morris, Inc., et al., Supreme Court, New York County, New York, filed December 8, 1997.

Operating Engineers Local 324 Health Care Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Wayne County, Michigan, filed December 30, 1997. Plaintiffs appealed the court's February 1999 decision to grant defendants' motion to dismiss to the Michigan Court of Appeals.

Carpenters & Joiners Welfare Fund, et al. v. Philip Morris Incorporated, et al., United States District Court, Minnesota, filed December 31, 1997. In April 1999, the court granted defendants' motion to dismiss the case on the grounds that plaintiffs' alleged injuries were "too derivative and remote" to be cognizable under federal antitrust and RICO law. Plaintiffs have appealed to the United States Court of Appeals for the Eighth Circuit.

Steamfitters Local Union No. 614 Health & Welfare Fund, et al. v. Philip Morris, Inc., et al., Circuit Court, Thirteenth Judicial District, Tennessee, filed January 7, 1998.

National Asbestos Workers Medical Fund, et al. v. Philip Morris Incorporated, et al., United States District Court for the Eastern District of New York, filed February 27, 1998. In July 1999, the District Court denied a motion to intervene filed by another union health and welfare fund. In August 1999, the court denied defendants' motion to dismiss the amended complaint. In October 1999, the United States Court of Appeals for the Second Circuit denied defendants' appeal and mandamus petition, which sought review of the District Court's denial of defendants' motion to dismiss the amended complaint. Trial is scheduled for June 2000.

Milwaukee Carpenters, et al. v. Philip Morris Incorporated, et al., United States District Court for the Eastern District of Wisconsin, filed March 4, 1998. In September 1999, the judge denied plaintiffs' motion to remand the case to state court.

Service Employees International Union Health & Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed March 19, 1998. In July 1999, the court denied without prejudice the motion of two health and welfare trust funds to intervene in this lawsuit.

Utah Laborers' Health and Welfare Trust Fund, et al. v. Philip Morris Incorporated, et al., United States District Court, Utah, filed June 13, 1998. In October 1999, the District Court certified its denial of the motion to dismiss to the United States Court of Appeals for the Tenth Circuit.

S.E.I.U. Local 74 Welfare Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed June 22, 1998.

Michael H. Holland, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed July 9, 1998.

Sheet Metal Workers Trust Fund, et al. v. Philip Morris, Inc., et al., United States District Court, District of Columbia, filed August 31, 1999.

David B. Burgeon, et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District of New York, filed September 29, 1999.

Native American Cases

The Muscogee (Creek Nation), et al. v. The American Tobacco Company, et al., District Court, Muscogee (Creek) Nation, Okmulgee District, filed June 20, 1997.

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997.

Lower Brule Sioux Tribe v. American Tobacco Company, et al., Tribal Court of the Lower Brule Sioux Tribe, Lower Brule, South Dakota, filed December 4, 1997.

Sisseton-Wahpeton Sioux Tribe v. Philip Morris Incorporated, et al., Tribal Court of the Sisseton-Wahpeton Sioux Tribe, filed May 8, 1998.

Standing Rock Sioux Tribe v. Philip Morris Incorporated, et al., Tribal Court of the Standing Rock Sioux Indian Reservation, filed May 8, 1998.

Yukon-Kushokwim Health Corporation v. Philip Morris Incorporated, et al., Superior Court for the State of Alaska, Fourth Judicial District of Bethel, Alaska, filed April 5, 1999. In August 1999, the court granted plaintiff's motion to voluntarily dismiss the case.

Acoma Pueblo, et al. v. American Tobacco Co., et al., New Mexico, First Judicial District Court, Santa Fe County, New Mexico, filed June 16, 1999.

Navaho Nation v. Philip Morris Incorporated, et al., District Court, Window Rock, Arizona, filed August 12, 1999.

Insurer and Self-Insurer Cases

Group Health Plan, et al. v. Philip Morris, Inc., et al., United States District Court, Minnesota, filed March 11, 1998. In April 1999, the court dismissed all claims except the state antitrust and conspiracy claims.

Arkansas Blue Cross and Blue Shield, et al. v. Philip Morris Incorporated, et al., United States District Court, Northern District, Illinois, filed April 29, 1998. In August 1999, the court denied defendants' motion to reconsider its earlier denial of defendants' motion to dismiss and granted certification of the order for interlocutory appeal to the Seventh Circuit.

Blue Cross and Blue Shield of New Jersey, Inc., et al. v. Philip Morris, Incorporated, et al., United States District Court, Eastern District, New York, filed April 29, 1998. In August 1999, the court denied defendants' motion to dismiss the amended complaint. In October 1999, the United States Court of Appeals for the Second Circuit denied defendants' appeals and mandamus petition, which sought review of the District Court's denial of defendants' motion to dismiss the amended complaint. In October 1999, five of the plaintiffs agreed to dismiss their claims without prejudice.

Regence BlueShield, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Washington, filed April 29, 1998. Plaintiffs have appealed the trial court's dismissal of its action to the United States Court of Appeals for the Ninth Circuit.

Taxpayer Cases

Coyne, et al. v. The American Tobacco Company, et al., Court of Common Pleas, Cuyahoga County, Ohio, filed September 17, 1996. In July 1999, an appeals court affirmed the trial court's ruling that granted defendants' motion to dismiss on the grounds that plaintiffs lacked standing to sue as taxpayers. The case was remanded to the State Court for additional proceedings.

State of Tennessee, et al., ex. rel. Beckom, et al. v. The American Tobacco Company, et al., United States District Court for the Eastern District of Tennessee, filed May 8, 1997. Plaintiffs have appealed the trial court's dismissal of their action to the United States Court of Appeals for the Sixth Circuit.

Woods, et al. v. The American Tobacco Company, et al., United States District Court, Middle District, North Carolina, filed February 13, 1998.

Wynn v. Philip Morris Inc., et al., Circuit Court, Birmingham, Alabama, filed May 27, 1998. In September 1999, the court dismissed the case with prejudice and plaintiff has filed a motion for reconsideration.

Other Cases

Perry, et al. v. The American Tobacco Company, et al., Circuit Court, Coffee County, Tennessee, filed September 30, 1996.

University of South Alabama v. The American Tobacco Company, et al., United States District Court, Southern District, Alabama, filed May 19, 1997.

Mason, et al. v. The American Tobacco Company, et al., United States District Court, Northern District, Texas, filed December 23, 1997. In May 1999, the United States Justice Department advised the court that the Federal Government does not plan to intervene in this suit.

In re TOBACCO CASES II, Superior Court for the State of California, Judicial Council Coordination Proceeding No. 4042. The court in this case has consolidated 30 previously filed cases, including 26 health care cost recovery actions filed by unions (25 of which were recently voluntarily dismissed by plaintiffs without prejudice) and one by native Americans, two Proposition 65 cases, and one smoking and health class action. In a July 1999 telephonic ruling, the court in the native American case denied defendants' motion to dismiss except with respect to claims for violation of the California Business and Professional Code. The Proposition 65 cases have been set for trial in February 2000, and the union cases (which are to proceed as a class action) have been set for trial in June 2000.

Allegheny General Hospital, et al. v. Philip Morris, Inc., et al., United States District Court, Western District, Pennsylvania, filed December 10, 1998. In November 1999, the court granted defendants' motion to dismiss.

Association of Washington Public Hospital Districts, et al. v. Philip Morris Incorporated, United States District Court, Western District of Washington, filed March 17, 1999.

                      CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against the Company and/or various subsidiaries and others as of November 1, 1999, and describes certain developments since July 1, 1999.

Asbestos Contribution Cases

Raymark Industries, Inc. v. R. J. Reynolds Tobacco Company, et al., Circuit Court, Fourth Judicial Circuit, Duval County, Florida, filed September 15, 1997.

Raymark Industries, Inc. v. Brown & Williamson Tobacco Corporation, et al., United States District Court for the Northern District of Georgia, Atlanta Division, filed September 15, 1997.

Fibreboard Corporation and Owens Corning v. The American Tobacco Company, et al., Superior Court of Alameda County, California, filed December 11, 1997.

Keene Creditors Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court of New York County, New York, filed December 19, 1997.

Robert A. Falise, et al. v. The American Tobacco Company, et al., United States District Court for the Southern District of New York, filed December 31, 1997. On November 2, 1999, the court granted defendant's motion to dismiss, finding no subject matter jurisdiction.

H. K. Porter Company, Inc. v. The American Tobacco Company, et al., United States District Court for the Eastern District of New York, filed December 31, 1997.

Raymark Industries, Inc. v. R. J. Reynolds Tobacco Company, et al., Circuit Court, Fourth Judicial Circuit, Duval County, Florida, filed December 31, 1997.

Raymark Industries, Inc. v. The American Tobacco Company, et al., United States District Court for the Eastern District of New York, filed January 30, 1998.

Ezell Thomas (As to all Defendants) and Owens Corning (As to all Tobacco Defendants Only) v. R. J. Reynolds Tobacco Company, et al., Circuit Court of Jefferson County, Mississippi, filed August 30, 1998.

The Seibels Bruce Group, Inc. v. R. J. Reynolds Tobacco Company, et al., United States District Court for the Northern District of California, filed December 30, 1998. In September 1999, the court granted defendants' motion to dismiss and entered final judgement in defendants' favor. The plaintiff is an insurer of asbestos companies and paid to defend or indemnify those companies in their litigation. In dismissing plaintiffs' negligent misrepresentation and fraud claims, the court held that "plaintiff here is even more removed from the injury than plaintiffs in the other actions brought throughout the country and which were dismissed for lack of a direct injury. Rather than standing as the insurance company of the smokers who were allegedly injured by defendants, plaintiff here stands once removed as the insurance company of companies that employ such smokers." The court also rejected plaintiffs' claims that the defendants violated unfair business practices statutes as well as their claims for subrogation and declaratory relief.

UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corporation, et al., Supreme Court of New York County, New York, filed March 15, 1999.

Marlboro Light/Ultra Light Cases

Hogue, et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., United States District Court for the Middle District of Florida, filed June 30, 1998.

Cummis, et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., Superior Court, Middlesex County, New Jersey, filed July 9, 1998.

McNamara, et al. v. Philip Morris Companies, Inc. and Philip Morris, Inc., United States District Court for the Eastern District of Pennsylvania, filed July 16, 1998.

Aspinall, et al. v. Philip Morris Companies, Inc. and Philip Morris Incorporated, Superior Court of the Commonwealth of Massachusetts, Suffolk County, filed November 24, 1998.

Russell, et al. v. Philip Morris Incorporated and Philip Morris Companies, Inc., United States District Court for the Eastern District of Tennessee, filed November 24, 1998. In April 1999, plaintiffs voluntarily dismissed this case.

McClure, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Circuit Court of Davidson County, Tennessee, filed February 19, 1999.

Cocca, et al. v. Philip Morris Incorporated, United States District Court, District of Arizona, filed May 13, 1999.

Popa, et al. v. Philip Morris Companies Inc., et al., United States District Court, Northern District of Ohio, filed June 30, 1999.

Engle, et al. v. Philip Morris Companies, Inc. and Philip Morris Inc., United States District Court, District of Arizona, filed July 16, 1999.

Retail Leaders Case

R.J.Reynolds Tobacco Company, et al. v. Philip Morris Incorporated, United States District Court, Middle District of North Carolina, filed March 12, 1999.

Vending Machine Case

Lewis d/b/a B&H Vendors v. Philip Morris Inc., United States District Court for the Middle District of Tennessee, filed February 3, 1999.

Proposition 65 Cases

The Company believes that these cases are released in whole or in part by the MSA or that recovery in any such action should be subject to the offset provisions of the MSA.

The People of the State of California, et al. v. Philip Morris Incorporated, et al., Superior Court of Los Angeles County, California, filed July 14, 1998. This case has been coordinated with In Re Tobacco Cases II discussed above.

The People of the State of California, et al. v. Brown & Williamson Tobacco Corporation, et al., Superior Court of San Francisco County, California, filed July 28, 1998. This case has been coordinated with In Re Tobacco Cases II discussed above.

MSA-Related Cases

Hise, et al. v. Philip Morris Incorporated, et al., United District Court for the Northern District of Oklahoma, filed December 15, 1998. Plaintiffs have appealed the trial court's dismissal of their action to the United States Court of Appeals for the Tenth Circuit.

Forces Action Project, LLC, et al. v. The State of California, et. al., United States District Court for the Northern District of California, filed January 23, 1999.

A.D. Bedell Wholesale Co. v. Philip Morris Incorporated, et al., United States District Court, Western District of Pennsylvania, filed April 12, 1999. In October 1999, plaintiff filed a separate lawsuit against Philip Morris, A.D. Bedell Company, Inc. v. Philip Morris Incorporated, Supreme Court of the State of New York

(Cattaraugus County), filed October 18, 1999. This lawsuit alleges claims arising out of Philip Morris' decision to suspend sales to plaintiff.

Turner Branch, et al. v. Philip Morris Incorporated, et al., United States District Court, New Mexico, filed August 3, 1999.

PTI, Inc. et al. v. Philip Morris Incorporated, et al., United States District Court, Central District of California, filed August 13, 1999.

State of New York, et al. v. Philip Morris Incorporated, et al., Supreme Court, New York County, intervention motion filed August 19, 1999. The intervention motion was denied, and is presently on appeal to the Appellate Division, First Department.

Herek, et al. v. State of Wisconsin, et al., Circuit Court for the State of Wisconsin, Dane County, filed November 5, 1999. This lawsuit alleges that plaintiffs have a right to a portion of the proceeds Wisconsin receives pursuant to the MSA.

                              CERTAIN OTHER ACTIONS

The following lists certain other actions pending against subsidiaries of the Company and others as of November 1, 1999.

National Cheese Exchange Cases

Consolidated Action: (Servais, et al. v. Kraft Foods, Inc. and the National Cheese Exchange, Inc., Circuit Court of Dane County, Wisconsin, filed May 5, 1997; Dodson, et al. v. Kraft Foods, Inc., et al., Circuit Court of Dane County, Wisconsin, filed July 1, 1997; Noll, et al. v. Kraft Foods, Inc., et al., Circuit Court of Dane County, Wisconsin, filed July 11, 1997.) As discussed in
Note 5, in October 1999 the Court granted Kraft's motion for summary judgment.

Vincent, et al. v. Kraft Foods, Inc., Circuit Court of Cook County, Illinois, filed October 27, 1997. Plaintiff has appealed the Court's dismissal of this action, and oral arguments were heard in November 1999.

Knevelboard Dairies, et al. v. Kraft Foods, Inc., et al., United States District Court for the Central District of California, filed April 14, 1998. Plaintiff has appealed the court's dismissal of this action.

Environmental Matters

In June 1999 the Missouri Department of Natural Resources (the "DNR") issued a notice of violation to Kraft alleging that it had violated state solid waste and water laws by arranging for the reuse of spent hot dog casings at a farmsite. In October 1999 the DNR proposed to settle the matter for a civil penalty of $254,000 in lieu of a formal enforcement action. Kraft is currently evaluating this matter.

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